UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ASSOCIATED BANC-CORP

(Exact name of registrant as specified in its charter)

Wisconsin	39-1098068
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin	54304
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants (expiring November 21, 2018)	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-156251

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder is “Warrants (expiring November 21, 2018)” (the “Securities”). A description of the Securities is set forth under the section captioned “Description of Warrants” in the registrant’s preliminary prospectus supplement filed with the Securities and Exchange Commission on November 29, 2011, which relates to the registrant’s registration statement on Form S-3 (No. 333-156251) and is incorporated herein by reference.

Item 2. Exhibits.

4.1	Warrant Agreement, dated as of November 30, 2011, between the registrant and Wells Fargo Bank, N.A., as Warrant Agent.

4.2	Form of Warrant (included as part of Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ASSOCIATED BANC-CORP

Dated: December 1, 2011	By:	/s/ Kristi A. Hayek
Kristi A. Hayek
Senior Vice President and Acting General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant Agreement, dated as of November 30, 2011, between the registrant and Wells Fargo Bank, N.A., as Warrant Agent.

4.2	Form of Warrant (included as part of Exhibit 4.1).

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